Exhibit 99.1

FOR IMMEDIATE RELEASE

Las Vegas, NEVADA — December 2, 2005 — TouchTunes Music Corporation (NASDAQ OTCBB: TTMCPK), the world's leading provider of music-on-demand digital jukeboxes, held its annual meeting of shareholders on Thursday, December 1, 2005, in Montreal, Quebec for the purpose of, among other things, approving a going private transaction by means of a one-to-2,000 reverse stock split of the class A voting common stock of the company, as described in the company's definitive proxy statement dated October 31, 2005.

There were 33,943,266 shares of the company's common stock represented at the annual meeting of shareholders in person or by proxy, or approximately 93% percent of the shares of common stock outstanding and entitled to vote at the meeting.

The reverse stock split was approved by the holders of a majority of all of the outstanding shares of common stock, as well as by a majority of the outstanding shares of common stock held by unaffiliated shareholders. The company intends to cause the reverse stock split to become effective as soon as practicable, and in any event not later than December 31, 2005.

The company will send a letter of transmittal to shareholders that would otherwise be entitled to a fractional share of common stock as a result of the reverse stock split, who will each receive in lieu of such fractional share of common stock, upon surrendering their stock certificates to the company, an amount in cash equal to $0.50 multiplied by the number of pre-split shares of common stock represented by such fractional share. Any person entitled only to receive cash as a result of the reverse stock split will no longer be a shareholder of the company.

As soon as the reverse stock split is effected, the company intends to terminate the registration of its common stock under the Securities Exchange Act of 1934, and thereby end the company's obligations as a public company under the United States securities laws, including its obligations to file reports pursuant to Section 13 of the Exchange Act. Thereafter, the company's common stock will no longer be eligible for trading through the OTC Bulletin Board service.

About TouchTunes

TouchTunes is involved in the digital distribution of music content to interactive, music-on-demand applications. The first such interactive, music-on-demand application is its digital jukebox.

TouchTunes is currently the leading provider of interactive, music-on-demand, digital-downloading jukeboxes to the coin-operated machine industry across the United States. TouchTunes has signed agreements with Sony-BMG, EMI, Universal, Warner and their music subsidiaries, which permit the secure transmission, storing and playing of digitized copies of music masters on TouchTunes' central database and throughout its network of digital jukeboxes. TouchTunes also has signed agreements with various independent labels such as: Jive, Beggars Banquet and Epitaph Records. TouchTunes is traded on the NASDAQ OTC BULLETIN Board under the symbol TTMCPK.

Important Legal Information

Certain statements made herein that are not historical are forward-looking within the meaning of the federal securities laws. The work "expects" and similar expressions are intended to identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of TouchTunes to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, the factors described in TouchTunes' filings with the Securities and Exchange Commission. TouchTunes undertakes no obligation to update publicly any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

HYPERLINKSource and information:

TouchTunes:

Matthew Carson

Tel.: (514) 762-6244

www.touchtunes.com

Copyright @ 2005 TouchTunes Music Corporation. All rights reserved.